                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): May 8, 2001


                             ASPEN TECHNOLOGY, INC.
             (Exact name of registrant as specified in its charter)

DELAWARE                               0-24786                04-2739697
--------------------------------------------------------------------------------
(State or other jurisdiction of   (Commission File Number)   (IRS Employer
incorporation or organization)                               Identification No.)



                 Ten Canal Park, Cambridge, Massachusetts 02141
              ----------------------------------------------------
              (Address of principal executive office and zip code)

                                 (617) 949-1000
                           --------------------------
              (Registrant's telephone number, including area code)

2

Item 5.  OTHER EVENTS.

      On March 12, 1998, the Board of Directors (the "Board") of Aspen Technology, Inc. (the "Company") adopted a stockholder protection rights plan (the "Plan"), pursuant to which it issued rights (the "Rights") to the Company's stockholders. At the Company's annual meeting of stockholders on December 19, 2000, the stockholders of the Company approved a stockholder proposal requesting that the Board rescind the Plan by redeeming the Rights in whole at a price of $.01 per Right and asking that the Board agree not to reissue or extend these rights, or create a new rights plan, unless such action by the Board is approved by an affirmative vote of a majority of the outstanding shares at a meeting of the stockholders of the Company held as soon as is practicable.

      After careful consideration by a committee of the Board comprising all of the independent directors established at a meeting of directors held on February 7, 2001, and subsequent to receipt of advice from the outside financial advisors and legal counsel of the Company, and taking into account that it is the Board's responsibility to determine whether or not to rescind the Plan and redeem the Rights, the independent directors of the Board, at a meeting held on May 8, 2001, unanimously determined not to rescind the Plan and not to redeem the Rights and determined that, in the Board's reasonable and good faith judgment, it is in the best interests of the Company and its stockholders to have the Plan remain in effect.



                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, The registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                              ASPEN TECHNOLOGY, INC.


Date: May 11, 2001                     By: /s/ Lisa W. Zappala
                                           ---------------------------
                                           Lisa W. Zappala
                                           Senior Vice President and
                                           Chief Financial Officer